SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [ ]
[ ]     Preliminary Proxy Statement
[ ] Confidential , for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[X]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                              READ-RITE CORPORATION
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                          APPLIED MAGNETICS CORPORATION
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      (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11

        1)   Title of each class of securities to which transaction applies:
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        2)   Aggregate number of securities to which transaction applies:
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        3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
             ------------------------------------------------------------------
        4)   Proposed maximum aggregate value of transaction:
             ------------------------------------------------------------------
        5)   Total fee paid:
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[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


        1)   Amount Previously Paid:

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        2)   Form, Schedule or Registration Statement No.:

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        3)   Filing Party:

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        4)   Date Filed:

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

ISSUES STATEMENT

  Business Editors

    GOLETA, CA--(BUSINESS WIRE)--March 7, 1997--Applied Magnetics Corporation (NYSE: APM) released the following statement today in response to questions from analysts and investors regarding the Company's willingness to modify the terms of its proposal to acquire Read-Rite (NASDAQ: RDRT):
    "Our intention is to form a business combination with Read-Rite that creates value for the shareholders of both companies," said Craig D. Crisman, Chief Executive Officer of Applied Magnetics. "Accordingly, we would not structure or engage in a transaction that is dilutive to the interests of Applied Magnetics."
    Mr. Crisman added, "We are particularly disturbed and disappointed by market misperceptions and disinformation surrounding our growing capabilities in magnetoresistive (MR) technology and the continuing solid growth prospects for advanced thin film heads, where we are the acknowledged market leader. We will continue to correct the record through our direct conversations with stockholders and investment community professionals."
    Applied Magnetics Corporation (AMC) is a leading independent supplier of magnetic recording disk heads and head stack assemblies for rigid disk drives, the predominant high-capacity data storage device used in computers. AMC supplies thin film and magnetoresistive (MR) products in one of the world's most competitive, high-technology businesses. The Company commits substantial resources to technology and product development to meet continuous demands for higher performance disk heads.
    This news release is neither an offer to exchange nor a solicitation of an offer to exchange shares of common stock of Read-Rite. This document contains certain forward looking statements with respect to the financial condition, results of operations and business of Applied Magnetics and, assuming the consummation of the proposed business combination, a combined Applied Magnetics/Read-Rite corporation. In addition, the ability of Applied Magnetics to realize increases in operating income resulting from potential cost savings is also subject to the following uncertainties, among others: (a) the ability to integrate the Applied Magnetics and Read-Rite management and R&D and operations functions on a timely basis; and (b) the ability to eliminate duplicative functions while maintaining acceptable performance levels. Further information on other factors which could affect the financial results of the combined company after the proposed business combination and the conditions of the proposed offer is included in filings by Applied Magnetics with the Securities and Exchange Commission (the "Commission"), including a registration statement on Form S-4 filed with the Commission on February 24, 1997, and the Commission filings incorporated by reference therein.






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



    Applied Magnetics Corporation ("Applied Magnetics") and certain other persons named below may solicit proxies or consents to (i) remove all six of the present members of the Board of Directors (the "Read-Rite Board") of Read-Rite Corporation ("Read-Rite") and any person or persons elected or designated by any of such directors to fill any vacancy or newly created directorship; (ii) amend
Section 3.2 of Article III of Read-Rite's By-laws (the "Read-Rite By-laws") to fix the number of directors of Read-Rite at two; (iii) elect two nominees of Applied Magnetics as directors of Read-Rite; and (iv) repeal each provision of the Read-Rite By-laws or amendments thereto adopted subsequent to December 20, 1996 and prior to the effectiveness of any of the foregoing proposals. The participants in this solicitation may include Applied Magnetics; the directors of Applied Magnetics (Craig D. Crisman, Harold R. Frank, Herbert M. Dwight, Jr., Dr. R.C. Mercure, Jr. and Jerry E. Goldress); the following executive officers or employees of Applied Magnetics (Peter Altavilla, Paul Frank and Steve Beal).
    As of the date of this communication, Applied Magnetics is the owner of 200 shares of Read-Rite Common Stock ("Shares"). Other than as set forth herein, as of the date of the communication, neither Applied Magnetics nor any of its directors, executive officers or other representatives or employees of Applied Magnetics, or other persons known to Applied Magnetics, who may solicit proxies or consents has any securities holdings in Read-Rite. Applied Magnetics disclaims beneficial ownership of any securities of Read-Rite held by any pension plan or other employee benefit plan of Applied Magnetics or by any affiliate of Applied Magnetics. Applied Magnetics further disclaims beneficial ownership of any securities of Read-Rite held by Applied Magnetics or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.
    Applied Magnetics Corporation ("Applied Magnetics") has retained Gleacher NatWest, Inc. ("Gleacher NatWest") and Montgomery Securities as its financial advisors in connection with the proposed transaction with Read-Rite. Although Gleacher NatWest and Montgomery Securities do not admit that they or any of their directors, officers, employees of affiliates are a "participant", as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, or that such Schedule 14A requires the disclosure of certain information concerning Gleacher NatWest or Montgomery Securities, Gleacher NatWest and Montgomery Securities may assist Applied Magnetics in this solicitation. Gleacher NatWest and Montgomery Securities engage in a full range of investment banking services. As of the most recent practicable date prior to the date hereof as such information was available, neither Gleacher NatWest nor Montgomery Securities held any shares of Read-Rite Common Stock ("Shares"). At the close of business on February 27, 1997, Montgomery Securities had a




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


short position of 12,900 Shares in Read-Rite. Each of Gleacher NatWest and Montgomery Securities disclaims beneficial ownership of any Shares held by such firm or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business. The following employees of Gleacher NatWest may assist Applied Magnetics in this solicitation: Charles Phillips, John Huwiler and David Kerko. The following employees of Montgomery Securities may assist Applied Magnetics in this solicitation: Paul Fox, Peter Stoneberg, Harry Plant, David Locala and
David DeRuff.
    Except as disclosed above, to the knowledge of Applied Magnetics, none of Applied Magnetics, the directors or executive officers of Applied Magnetics, the employees or other representatives of Applied Magnetics has any interest, direct or indirect, by securities holding or otherwise, in Read-Rite.
    --30--nmb/ny*

    CONTACT:      Media
                  Robinson Lerer & Montgomery
                  David Allan
                  212-484-7781
                  Michael Bulger
                  212-484-7413
                         or
                  Investors and Analysts
                  MacKenzie Partners, Inc.:
                  John K. Kelly
                  310-284-3110
                  Lawrence E. Dennedy
                  212-929-5239

    KEYWORD:  FN CALIFORNIA
    INDUSTRY KEYWORD:  COMPUTERS/ELECTRONICS COMED

REPEATS:  New York 212-752-9600 or 800-221-2462; Boston 617-236-4266 or
          800-225-2030; SF 415-986-4422 or 800-227-0845;
          LA 310-820-9473

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-0-  (BW)  Mar/07/97   09:29
EOS  (BUS)        Mar/07/97  09:29     86

-0-  (BUS) Mar/07/97    9:44




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